Exhibit 10.4

Mac-Gray Senior Executive Incentive Plan

(Amended and Restated January 17, 2008)

Name of Plan:	Mac-Gray Senior Executive Incentive Plan (the “Plan)

Objectives:	1.	Drive revenue growth and accountability.
	2.	Tie senior management compensation to performance.
	3.	Motivate and inspire senior executives to contribute at peak performance.

Eligibility:	The Company’s named executive officers (“NEO’s”) are eligible to participate in the Plan.

Target Awards:

Each year, the Compensation Committee of the Board of Directors (the “Committee”) establishes a target cash bonus award for each NEO, expressed as a dollar amount or percentage of the NEO’s base salary. The target award is based on a combination of financial goals and individual (personal) factors. The target award shall indicate the potential cash bonus to be attained upon the (i) NEO’s attaining a specified percentage of the goals, (ii) NEO’s attaining 100% of the goals, and (ii) NEO’s exceeding the goals.

Financial Goals:

Financial goals comprise 80% (or such other percentage that may be established by the Compensation Committee from time to time in its discretion) of the target award. The financial goals consist of any one or more of the following in any combination: (i) revenue, pre-tax or after-tax profit levels of the Company or any subsidiary, or a division, an operating unit or a business segment of the Company or any subsidiary, or any combination of the foregoing; and (ii) earnings before interest, taxes, depreciation and amortization or cash flow of the Company or any subsidiary, or a division, an operating unit or a business segment of the Company or any subsidiary, (iii) financial ratios tied to the balance sheet of the Company or any subsidiary, or a division, an operating unit or a business segment of the Company or any subsidiary. The financial goals may be adjusted by the Committee to take into account significant events such as corporate acquisitions.

Individual Factors:

Individual (personal) factors comprise 20% (or such other percentage that may be established by the Compensation Committee from time to time in its discretion) of the target award. The individual factors that are established by the Committee are specific to each NEO.

Payment of Awards:

At the end of the fiscal year, the determination of the cash bonus amounts to be paid shall be determined based on the Company’s actual financial results under the financial goals and the Committee’s determination of each NEO’s performance under the individual factors. Bonus awards will not be paid if neither the financial goals nor the individual factors are attained. If either the financial goals or the individual factors are attained for a fiscal year, the applicable bonus awards will be paid no later than the March 15th following the end of such fiscal year.